EXHIBIT 10.56

AMENDED AND RESTATED

MANUFACTURING AND SUPPLY AGREEMENT

This Amended and Restated Manufacturing And Supply Agreement (“Agreement”), effective as of 01 December, 2009 (“Effective Date”), is made by and between Novartis Vaccines and Diagnostics, Inc with its headquarters located at 350 Massachusetts Avenue, Cambridge, MA 02139 USA (“Novartis”), and BioMimetic Therapeutics, Inc., a Delaware corporation with its headquarters located at 389 Nichol Mill Lane, Franklin, Tennessee 37067 (“BMTI”).

BACKGROUND

BMTI and Chiron Corporation (“Chiron”) previously entered into an exclusive, Manufacturing and Supply Agreement effective July 28, 2004 (“Original Agreement”).

On April 20, 2006, Novartis acquired Chiron and thereby assumed Chiron’s rights and responsibilities under the Original Agreement.  Under the Original Agreement Novartis has manufactured and supplied BMTI with a Product consisting of purified bulk recombinant human platelet derived growth factor (“PDGF”), as described in Novartis' FDA-approved Biological License Application therefor (“Novartis' BLA”), for use in the Exclusive Fields (as defined below).

The parties now wish to amend and restate the Original Agreement to better define the parties’ rights and obligations regarding the Product (as defined below).  The parties therefore hereby agree to the terms and conditions set forth herein, including the Exhibits, which are attached hereto and incorporated herein, by reference.

 In the event of any conflict between any Exhibit and this Agreement, this Agreement shall be controlling.

AGREEMENT

1.	Definitions.

For purposes of this Agreement, the following definitions shall apply, and the terms defined herein in plural shall include the singular and vice-versa.

1.1.
“Affiliate” means any corporation or other entity that controls, is controlled by or is under common control with Novartis or BMTI, as applicable, as of the Effective Date or during the term of this Agreement. “Control” means the ownership, directly or indirectly, of 50% or more of the voting stock of a corporate entity, or of 50% or more of the beneficial interest of an entity other than a corporation.

1.2.
“cGMPs” means the then-current Good Manufacturing Practices applicable to the manufacture, processing, packaging, testing and release of bulk pharmaceutical products for human use, established by regulatory authorities within any relevant jurisdiction of the European Union, United States and Canada.

1.3.	“Changed Services” has the meaning given in Section 2.3.

1.4.	“Novartis' BLA” has the meaning given in the second paragraph of the Background, above.

1.5.	“Claims” has the meaning given in Section 8.3.

1.6.	“Confidential Information” has the meaning given in Section 7.1.

1.7.	“Conforming” or “Conformity,” (a) in reference to Product, means Product that is shown to have been manufactured in accordance with applicable cGMPs and to meet the Specifications.

1.8.	“FDA” means the U.S. Food and Drug Administration.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.9.	“Facility” or “Facilities” means Novartis’, its Affiliate’s, or any Subcontractor’s licensed biological production facilities located in Vacaville, California.

1.10.
“Exclusive Field(s)” means the treatment of: (1) periodontal and dental diseases, (2) craniomaxillofacial applications and, (3) other skeletal applications including the healing of bone, cartilage, tendon and ligaments of the skeletal systems.  Field shall include treatments in humans and animals. For the avoidance of doubt, the Parties agree that the treatment of Parkinson disease and Huntington disease, and/or any other brain-related disease will be specifically excluded from the Exclusive Field(s).

1.11.	“Nonconforming” or “Nonconformity,” means Product that is shown not to be Conforming.

1.12.	“Notice Period” has the meaning given in Section 11.1.

1.13.
“Product” means Saccharomyces derived cGMP purified bulk recombinant human platelet derived growth factor, rhPDGF-BB, packaged in ** bottles containing approximately ** grams of rhPDGF-BB, as specified in Novartis' BLA.

1.14.	“Quality Agreement” has the meaning given in Section 6.8.

1.15.
“Registrations” shall mean any and all government approvals necessary for the import, storage or handling of the Product and the manufacturing, import, marketing, distribution and sale of the product containing the Product as labeled, packaged and presented for sale to the health care trade or any part of the manufacturing process.

1.16.	“Regulatory Authorities” shall mean any governmental authority in any country or group of countries competent to grant any Registrations.

1.17.	“Specifications” shall mean the specifications for the Product as set forth in the Quality Agreement which may only be amended upon mutual written agreement of the parties.

1.18.	“Subcontractor(s)” shall mean any Affiliates of Novartis and/or other third parties subcontracted by Novartis to perform part or all of its obligations hereunder.

1.19.	“Sublicensee(s)” shall mean any Affiliates of BMTI and/or other third parties sublicensed by BMTI to exercise part or all of its rights hereunder.

2.	Product Manufacture, Supply And Use.

2.1.
Product Supply And Purchase. During the term of this Agreement, and specifically limited to the use of the Product in the Exclusive Fields, Novartis shall manufacture exclusively for and supply exclusively to BMTI, and BMTI shall purchase exclusively from Novartis, Product for use in the Exclusive Fields.  For the avoidance of doubt, Novartis shall be entitled to manufacture and supply the Product to third parties for use in fields other than the Exclusive Fields.  Subject to Section 11.1, Novartis shall be entitled to subcontract or delegate all or any portion of its obligations hereunder to any Subcontractor. Novartis shall use its commercially reasonable efforts to ensure that any Subcontractor performs its obligations pursuant to the terms of this Agreement, and Novartis shall remain ultimately responsible for performance under this Agreement.

2.2.
Use Restrictions. BMTI understands and acknowledges that Novartis' rights to supply Product are derived in part from third-party licenses that restrict the uses of Product; accordingly, BMTI agrees not to use, sell, import, or sublicense Product, or to make, use, sell, import, or sublicense any product incorporating Product, other than in the Exclusive Fields.

2.3.
Changed Services. Changes to the Products and manufacturing may only be made in accordance with the Quality Agreement. Actual and direct costs incurred by a party as a result of changes will be allocated as follows:

2.3.1.	Novartis shall solely bear all actual and related costs resulting from:

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.3.1.1.	Changes requested by Novartis (on its own behalf or on behalf of any Subcontractor); and

2.3.1.2.
Changes requested or required by the Regulatory Authorities relating to the Facility, Process, or Product and all investments related to the establishment, maintenance and improvement of cGMP compliance shall be fully borne by Novartis; and

2.3.1.3.	Changes in the materials and/or Novartis of key components of the Product.

2.3.2.	BMTI shall solely bear all actual and related costs resulting from:

2.3.2.1.	Changes requested by BMTI;

2.3.2.2.	Changes requested or required by the Regulatory Authorities relating to the marketing of any BMTI product containing the Product (other than listed under Section 2.3.1.2 above);

2.3.2.3.	Changes in text of prescribing information (package insert) and labeling to the extent that this is relevant to this Agreement.

2.4.
BMTI Sublicensees. In the event that BMTI sublicenses any of its rights in the Exclusive Field to an Affiliate or third party BMTI shall ensure that such Sublicensee complies with the terms of this Agreement, to the extent that they apply and BMTI shall be responsible for any breach of this Agreement that is caused (directly or indirectly) by the performance (or failure to perform) of such Sublicensee.

2.5.
Novartis warrants that it holds and will continue to hold throughout the term of this Agreement all Registrations required by it in connection with its obligations under this Agreement.  Novartis warrants that it will not produce Product outside of the United States during the Term of this Agreement.  BMTI warrants that it or it’s Sublicensees holds and will continue to hold throughout the term of this Agreement all Registrations required by it in connection with any product containing the Product and/or its obligations under this Agreement.

3.	Forecasts, Purchase Orders And Shipment

3.1.	Forecast

3.1.1.
Subject to Section 3.2 below, upon execution of this Agreement, BMTI shall provide Novartis with a written non-binding ** (**) month, rolling forecast (“Forecast”) of the number of grams of Product that BMTI will require in each month of the ** (**) month period (the “Forecasted Requirements”) , and the requested delivery date(s). The Forecasted Requirements shall be in increments of ** grams per container.  With the exception of the first ** months of the Forecast which shall be binding, and subject to Section 3.1.2 below, such Forecasted Requirements shall be updated quarterly. BMTI will use all commercially reasonable efforts to provide accurate and consistent Forecasts, acting in good faith.

3.1.2.
The first ** months of the Forecast shall be binding upon the parties (“Binding Requirements”) and may not be changed without each party’s prior written consent. The ** up to and including the ** month of the Forecast shall be binding on the parties to the extent that BMTI may not increase or decrease the monthly requirements for Product by more than **% (in whole **-gram increments), without Novartis' prior written consent.

3.1.3.
At least ** (**) months prior to the date on which BMTI would like Product delivered, BMTI shall submit to Novartis a binding purchase order covering the Binding Requirements and, if desired, any additional Product (in **-gm/container increments) that BMTI would like to receive at that time (each, a “Purchase Order”). The Purchase Order shall specify the requested dates of delivery of the ordered Product. Novartis will acknowledge receipt, in writing, of all Purchase Orders received hereunder within ** days.

3.1.4.
Subject to compliance by BMTI with Section 3.1.1 Novartis will fill each properly-submitted Purchase Order, to the extent of the Binding Requirements, by the delivery date requested therein or another date mutually agreed upon by the parties, in writing. If BMTI agrees to delay a delivery date at Novartis’ request, with respect to the Binding Requirements such an agreement shall not be deemed a waiver of BMTI’s rights hereunder with respect to Novartis’ failure to meet the original delivery date. Novartis will use commercially reasonable efforts to supply any additional Product ordered but does not guarantee that such Product will be supplied.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.2.	Minimum Shelf Life. At the time of delivery to BMTI's designated carrier, Product shall have a remaining shelf life of not less than ** months unless otherwise agreed between the parties.

4.	Delivery, Inspection, Acceptance And Rejection Of Product.

4.1.
Delivery. Novartis shall make Product and related Deliverables available to BMTI's designated carrier on or before the delivery date set forth in the Purchase Order. All shipments shall be FCA (Incoterms 2000) the Facility, provided that the Facility is located in the United States.

4.2.
Acceptance And Rejection. BMTI shall have ** (**) business days from the date of receipt of the Product to determine whether it is Conforming.  BMTI shall promptly notify Novartis, in writing, of any Nonconforming Product and the specific reasons for such Nonconformity.  Failure to reject Product within such ** business days shall be deemed acceptance of the Product.

4.3.
Disputes Re Conformity. If BMTI notifies Novartis of any alleged Nonconformity of Product, the invoice for such Product shall not be due or payable until the Nonconformity issue is resolved, and BMTI has accepted such Product or replacement Product. The parties shall in good faith attempt to resolve the issue within ** (**) days of BMTI's notice, and if unable to do so, shall follow the Dispute Resolution process set forth in Section 14.9.

4.4.
Exclusive Remedy. If any  Products received by BMTI are Nonconforming, Novartis, shall replace the Nonconforming Product as soon as is reasonably commercially practicable, at no additional charge to BMTI if BMTI has already paid for the Nonconforming Product or in the event that BMTI has not paid the original invoice BMTI will be responsible for paying the invoice for the replacement Product. Such replacement shall be Novartis' sole liability and BMTI's sole remedy with respect to Nonconforming Product.

5.	Compensation.

5.1.	Product Pricing. BMTI will pay Novartis the amounts set forth in Annex 2, at the times specified therein and in accordance with the payment terms described in Section 6.6 of Annex 2.

5.2.
Taxes. Prices and fees do not include any national, state or local sales, use, value-added or other taxes, customs duties, or similar tariffs or fees that Novartis may be required to pay or collect upon the delivery of Product hereunder or upon collection of the prices and fees or otherwise. Should any tax or levy be made (other than any such tax based on the income of Novartis), BMTI agrees to pay such tax or levy and to indemnify Novartis for any claim for such tax or levy demanded, including applicable penalties and interest, other than to the extent (if any) due to Novartis' failure to comply with its obligations to collect or to remit such tax. BMTI agrees to provide Novartis with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees.

5.3.
Third Party Royalties. BMTI shall reimburse Novartis for all royalties that Novartis is required to pay to third parties, in order to manufacture and supply Product to BMTI, including the royalties described in Annex 2. If either party is put on notice by a third party of alleged infringement of the intellectual property rights of such third party by Novartis or any of its Subcontractors in the manufacture of Product, such party shall promptly inform the other party thereof. BMTI shall promptly resolve any matter relating to such alleged infringement that relates solely to Products supplied hereunder, and shall timely pay all amounts due resulting from or relating to the manufacture of Product supplied hereunder or the commercial sale of any product incorporating Product supplied hereunder.   These payments shall be in addition to the compensation payable to Novartis provided in Annex 2.  Notwithstanding the foregoing, Novartis shall be responsible for resolving any infringement issues that relate exclusively to the manufacturing methods used by Novartis to produce the Product and do not result from BMTI’s reformulation or configuration of the Product into BMTI products or the manner in which BMTI products are used.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5.4.
Payments. All payments shall be made in United States Dollars by wire transfer of immediately available funds to an account as specified by Novartis in writing from time to time. If any payment due hereunder is not paid in full on the due date, interest at the prime rate (as announced from time to time by Bank of America N.A.) plus two percent, or the maximum permitted by law, whichever is lower, shall accrue and become payable upon any unpaid balance from the date such payment was due until it is paid in full.

6.	Quality And Regulatory Matters.

6.1.
Novartis shall operate its facilities, process equipment, software and programs such as environmental monitoring, calibration, validation, compliance, cGMP training and maintenance in accordance with cGMPs, Novartis’ Standard Operating Procedures, Novartis’ applicable regulatory licenses and requirements, and the relevant terms of the Quality Agreement.

6.2.
Right to Review Processes. Novartis shall maintain all quality assurance manufacturing records, batch production records and other records directly related to Product manufactured in accordance with the Quality Agreement. The requirements for Inspections and Audits are defined in the Quality Agreement.  All information obtained by BMTI pursuant to this Section 6.2 shall be subject to the confidentiality provisions of Article 7.

6.3.
Product Complaints. Subject to Section 8.3 of this Agreement, BMTI shall be responsible for handling all complaints regarding products that incorporate the Product. Novartis will notify BMTI of any complaints it receives and will provide, at BMTI's expense, such assistance in investigating such complaints as provided in the Quality Agreement. Should such investigation show that the complaint was a result of Nonconforming Product manufactured under the control of Novartis  or any of its Subcontractors, then any expenses owed or paid by BMTI pursuant to this Section 6.3 for Novartis' assistance shall be cancelled or refunded to BMTI. The parties shall in good faith freely exchange information that will enable them to determine the nature and cause of such complaints. BMTI shall have the authority to resolve any outstanding complaints. BMTI shall promptly notify Novartis if such a complaint is based upon an alleged defect in the manufacture of Product.

6.4.
Recalls. The handling of recalls and withdrawals of products incorporating Product shall be governed by the terms of the Quality Agreement.  Where Novartis is deemed responsible pursuant to Section 4, Novartis will cooperate fully with BMTI in the event of any such recall or withdrawal and will provide such assistance in connection therewith as BMTI may reasonably request. Costs related to a Product recall or return will be borne by the party determined to be responsible for the costs of replacing the Product in accordance with Section 4.

6.5.
Cross-Reference Rights. BMTI shall have the right to reference Novartis' BLA on the Product, (and manufacturing information submitted by Novartis to Regulatory Authorities in connection therewith), in their applications to Regulatory Authorities for investigational or marketing approval of any product containing Product for use within the Exclusive Field. Novartis shall be responsible for maintaining such Novartis BLA on the Product in good standing with regulatory Authorities, at no expense to BMTI. Any other work with respect to regulatory filings shall be subject to Section 2.3 (Changed Services).

6.6.
European Cross-Reference Rights. Novartis recognizes the critical importance of BMTI having access to an acceptable Drug Substance Master File covering the Product in the European Union.  Novartis will use its commercially reasonable endeavors to work with BMTI to prepare an acceptable Drug Substance Master File, at BMTI’s cost and expense and/or provide BMTI with reasonable information and documents that enable BMTI or its Sublicensees to obtain regulatory approval and continue selling products containing the Product in Europe.

6.7.	Environmental, Health and Safety. Novartis shall comply with the Novartis Health, Safety and Environmental Protection Policy set forth in Annex 4 hereof.

6.8.	Quality Agreement. Concurrently herewith, the parties shall execute a Quality Agreement (“Quality Agreement”) to fulfill applicable legal and regulatory requirements.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.9.	Trading Services Procedure. The parties agree to the terms and procedures set forth in the Trading Services Procedures, attached hereto as Annex 3.

7.	Confidential Information.

7.1.
Definition. During the term of this Agreement, the parties may provide to one another confidential information, including but not limited to each party's proprietary materials and/or technologies, economic information, business or research strategies, trade secrets and material embodiments thereof which may be disclosed by such party and/or its Affiliates to the other party and/or its Affiliates which (a) if in written form, is clearly marked “confidential,” (b) if in oral form, is summarized in writing and marked “confidential” delivered to the recipient within thirty (30) days after the oral disclosure, (c) if further disclosed, could reasonably be expected to result in competitive harm to the disclosing party, or (d) consists of or relates to any unpublished patent application (herein defined as “Confidential Information”).

7.2.
Exclusions. Confidential Information shall not include information that (a) is shown by contemporaneous documentation of the recipient to have been in its possession prior to receipt from the disclosing party, (b) is or becomes, through no fault of the recipient, publicly known, (c) is furnished to the recipient by a third party without breach of an obligation of confidentiality, (d) is independently developed by the recipient without use of the disclosing party's Confidential Information or (e) is required to be disclosed by law, provided that the recipient gives the disclosing party as much advance notice of the requirement as is reasonably possible.

7.3.
Obligations. During the term of this Agreement and for ** (**) years thereafter, the recipient shall maintain the disclosing party's Confidential Information in confidence, except that BMTI may disclose this Agreement in its entirety to parties evaluating a business relationship with BMTI, provided that such parties are under written obligations of confidentiality and non-use with respect to this Agreement at least as restrictive as those set forth herein with respect to Novartis' Confidential Information. The recipient shall use the disclosing party's Confidential Information solely to exercise its rights and perform its obligations under this Agreement, unless otherwise mutually agreed in writing, and shall at all times protect the disclosing party's Confidential Information with at least the same degree of care it uses to protect its own Confidential Information, such care to be of the type and degree that would be used by a reasonable and prudent business person. The recipient acknowledges that breach of confidentiality may result in irreparable financial harm to the disclosing party and that the disclosing party may seek all remedies in law or equity for such a breach.

7.4.
Return of Confidential Information. Upon request by the disclosing party, the recipient shall return or destroy (as evidenced by a written certificate of destruction) all Confidential Information of the disclosing party in its possession; provided, however, that one copy of such Confidential Information may be retained in the recipient's legal files for purposes of monitoring compliance with the provisions hereof.

8.	Insurance; Indemnity; Limitations on Liability.

8.1.
Insurance of Novartis. Novartis represents and warrants that it presently maintains and shall continue to maintain in full force and effect, at its own cost and expense, insurance or self-insurance to cover the risks associated with its obligations hereunder.

8.2.
BMTI Insurance. BMTI represents and warrants that it presently maintains and shall continue to maintain in full force and effect, at its own cost and expense, insurance to cover the risks associated with its obligations hereunder. The terms of such insurance coverage shall be evidenced by certificates of insurance to be furnished to Novartis within 30 days of the Effective Date and as may be reasonably requested thereafter. Such certificates shall name Novartis, its Affiliates and their respective agents, employees and directors as additional insured and shall provide that thirty (30) days' written notice shall be given to Novartis prior to cancellation or expiration of any of the terms of coverage or any policy.

8.3.
Indemnification by BMTI. BMTI shall indemnify and hold Novartis, its Affiliates and their respective directors, officers, employees and agents (collectively, “Novartis Indemnitees”), harmless from and against all claims, damages, demands, proceedings, liabilities, losses, costs and expenses, including reasonable attorneys' fees (collectively, “Claims”), to the extent arising from (a) the development, manufacture, use or sale of any  Product (except where the Product is Nonconforming provided always that BMTI has complied with the procedure set out in Section 4.2) or of any product incorporating Product, including but not limited to any such Claim for product liability (whether based on strict liability, inherent design defect, negligence, failure to warn, breach of contract or any other theory of liability), or (b) any acts or omissions of BMTI or any of its directors, officers, employees or agents, and from any Claim alleging that the manufacture, use or sale of any Product, or product incorporating Product infringes any intellectual property rights of a third party; provided, however, that BMTI shall have no liability or responsibility to indemnify Novartis Indemnitees to the extent a Claim is attributable to the negligence, gross negligence, or intentional misconduct of Novartis.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

8.4.
Indemnification by Novartis.  Novartis agrees to indemnify and hold BMTI, its Affiliates and their respective directors, officers, employees and agents (collectively, “BMTI Indemnitees”), harmless from and against all Claims arising from or are attributable to the negligence, gross negligence, or intentional misconduct of Novartis or its directors, officers, agents or employees, permitted contractors, or consultants provided however, Novartis shall have no liability or responsibility to indemnify BMTI Indemnitees to the extent a Claim is attributable to the negligence, gross negligence, or intentional misconduct of BMTI.

8.5.
Limitation on Damages. EXCEPT WITH RESPECT TO SECTIONS 8.3 and 8.4, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES OR ANY THIRD PARTY FOR LOST PROFITS OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES ARISING FROM A BREACH OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY BREACH OF A WARRANTY CONTAINED HEREIN OR OF ANY OBLIGATION TO PERFORM SERVICES OR TO PROVIDE PRODUCT BY A SPECIFIED TIME.

9.	Representations and Warranties.

9.1.	Of Novartis.

Novartis warrants that (a) at the time of delivery to BMTI's designated carrier, Products will be Conforming and (b) as of the Effective Date, to the best of Novartis' knowledge, there are no legal actions pending or threatened to be filed against Novartis that would prevent the manufacture or commercial sale of Product, as contemplated hereunder.

9.2.
Of BMTI.  BMTI represents that its Sublicensees are contractually prohibited from selling any product containing Product outside the Exclusive Field.  BMTI warrants that it will use commercially reasonable efforts to enforce this contractual restriction on its Sublicensees.    BMTI further warrants that any third party to whom it sells Product for incorporation into a product shall be contractually obligated to restrict the use thereof to within the Exclusive Field.

9.3.
Of Each Party. Each party represents and warrants to the other party that (a) such party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) the execution, delivery and performance by such party of this Agreement has been duly and validly authorized, and no additional authorization or consent is required in connection with the execution, delivery and performance by such party of this Agreement and (c) this Agreement has been duly executed and delivered by such party and constitutes a valid and legally binding obligation of such party, enforceable in accordance with its terms.

9.4.
No Other Warranties. EXCEPT FOR THE WARRANTIES PROVIDED IN THIS ARTICLE 9, NOVARTIS MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE PRODUCT, INCLUDING WITHOUT LIMITATION ANY WARRANTY REGARDING THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY OR THEIR NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. ANY REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON OR ENTITY, INCLUDING EMPLOYEES OR REPRESENTATIVES OF NOVARTIS, THAT ARE INCONSISTENT HEREWITH, SHALL BE DISREGARDED AND SHALL NOT BE BINDING ON NOVARTIS.

10.	Term And Termination.

10.1.
Term. This Agreement shall come into force as of the Effective Date and shall remain in force for an initial period of three (3) years from the Effective Date (“Initial Term”), unless sooner terminated pursuant to Section 10.2, and shall automatically renew thereafter for consecutive three-year periods (each an “Extension Term”, and collectively together with the Initial Term it shall be referred to as the “Term”), unless either party has notified the other in writing, at least two (2) years prior to the end of the Initial Term or upon six (6) months notification period, at any time during any Extension Term of its intention to terminate the Agreement.  For the avoidance of doubt, the Parties agree that neither Party may provide to the other, termination notice of this Agreement, within the first twelve (12) months after the Effective Date.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

10.2.	Termination. This Agreement may be terminated:

10.2.1.	By either party:

(a)
upon any material breach of this Agreement by the other party; provided, however, that the party alleging such breach must first give the other party written notice thereof, which notice must state the nature of the breach in reasonable detail and that the party giving such notice views such alleged breach as a basis for terminating this Agreement under this Section 10.2.1(a), and the party receiving such notice must have failed, within sixty (60) days after receipt of such notice, (i) to cure such alleged breach or (ii) to develop and implement a plan reasonably acceptable to the aggrieved party to remedy the breach within a reasonable period of time, or

(b)
if (i) the other party makes an assignment for the benefit of its creditors or files a voluntary petition under federal or state bankruptcy or insolvency laws, (ii) a receiver or custodian is appointed for all or substantially all of the other party's business, (iii) proceedings are instituted against the other party under federal or state bankruptcy or insolvency laws that have not been stayed or dismissed within sixty (60) days, (iv) all or substantially all of the other party's business or assets become subject to attachment, garnishment or other process or (v) a court or other governmental authority of competent jurisdiction determines that the other party is insolvent, such early termination to be effective immediately upon the occurrence of the applicable event.

10.2.2.	By Novartis:

(a)
effective upon written notice to BMTI, that Novartis is in receipt of notice from a third party that the manufacture or supply of Product infringes a patent or other intellectual property right of such party, unless BMTI obtains the consent of such party for Novartis to continue to manufacture and supply Product, whether such consent is by license or other written agreement,

(b)
upon sixty (60) days notice to BMTI, if BMTI fails to use commercially reasonable efforts to obtain Product marketing approvals from Regulatory Authorities of the European Union, unless BMTI demonstrates, within such 60-day period, that it is using commercially reasonable efforts to obtain such marketing approvals, or

(c)	pursuant to Section 11.1(c).

10.2.3.	By BMTI:

(a)	effective upon written notice to Novartis, subject to payment of the fees specified in Annex 2; or

(b)
upon 60 days written notice to Novartis that BMTI cannot obtain commercially reasonable terms for any third-party license required by Novartis to manufacture Product, in which case, no compensation shall be payable to Novartis other than amounts due and owing under any outstanding Binding Requirements and Purchase Orders; or

(c)	upon written notice to Novartis if Novartis has failed to deliver the Binding Requirements of Purchase Order within one hundred twenty (120) days of the delivery date requested therein; or

(d)	pursuant to Section 11.2.

10.3.
BMTI Rights Upon Termination.  As a nonexclusive remedy to termination by BMTI pursuant to Section 10.2.1 and 10.2.3(c) at BMTI’s option following such a termination Novartis shall be obligated to supply BMTI with the Minimum Supply Quantities as set forth below in Section 11.2 and conduct the technology transfer as set forth in Section 11.3.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

10.4.
Survival. Expiration or termination of this Agreement for any reason shall not release either party from any liability, obligation or agreement that has already accrued or preclude either Party from pursuing all rights and remedies it may have hereunder at law or in equity with respect to any breach of this Agreement prior to such expiration or termination. The provisions of Articles 6, 7 and 8, and Sections, 4.3, 4.4, 5.2, 5.3, 10.3, 10.4, 11.2, 11.3, 14.5, 14.8 and 14.9 shall survive expiration or termination of this Agreement.

11.	Novartis' Option to Subcontract, Assign or Terminate.

11.1.
Option. Notwithstanding anything to the contrary stated herein, if Novartis decides to sell or otherwise transfer ownership of its Vacaville Facility to a third party (excluding for the avoidance of doubt, an Affiliate) or to discontinue all manufacture of the Product, or Novartis terminates this Agreement for any reason other than pursuant to its termination rights under Sections 10.2.1 and 10.2.2, upon at least six (6) months prior written notice (“Notice Period”) to BMTI, Novartis, at its sole discretion, must either (a) subcontract, under Section 2.1, the manufacture of Product hereunder to a qualified third-party, provided that Novartis maintains ownership of the Product’s Drug Substance Master File and remains ultimately responsible for performance hereunder, (b) assign Novartis' rights and obligations hereunder, to a qualified third-party manufacturer subject to Section 12.1, and subject to BMTI’s supply of Product hereunder being uninterrupted by such assignment, or (c) terminate this Agreement, subject to Sections 11.2 and 11.3.

11.2.	Minimum Supply Obligation. Prior to any termination pursuant to Sections 10.3 or 11.1, at BMTI’s written request, Novartis shall manufacture, for supply to BMTI:

(a)	the greater of either: (i) that quantity of Product ordered during the ** (**) month period immediately preceding Novartis' notice multiplied by **, or (ii) up to **gm of Product;

(b)	any lesser quantities of Product requested by BMTI (but no less than BMTI is required to purchase pursuant to Article 3); or

(c)	such other quantities of Product upon which the parties may agree, in writing.

BMTI shall be obligated to purchase from Novartis all Conforming Product so ordered, pursuant to the terms hereof, within ** (**) years of the date of Novartis' notice or such other termination triggering event.

11.3.
Technology Transfer. If Novartis terminates this Agreement pursuant to Section 11.1(c) upon request by BMTI, Novartis shall (i) use commercially reasonable efforts to assist BMTI to identify a new supplier of the Product; and (ii) timely transfer all Novartis technology required or useful for Product manufactured to such new supplier or a qualified third-party manufacturer selected by BMTI, provided that such manufacturer agrees in writing to treat all such technology and related information as confidential, under terms at least as restrictive as those contained herein, and to limit its use of such technology to Product manufactured for BMTI.  Such technology shall include, but not be limited to: all regulatory files, the Drug Substance Master File, all product and method development and validation reports, Becaplermin master cell banks and all procedures related to the qualification, development, validation and maintenance thereof.  Novartis shall not charge BMTI for such services; however, BMTI shall be responsible for all third-party charges.

12.	Third-Party Relationships.

12.1.
Novartis Transfer.  If Novartis Assigns, or otherwise transfers any aspect of the manufacturing of the Product to a third party pursuant to Article 11 or as otherwise permitted under Section 14.3 but, for the avoidance of doubt not including Section 2.1, Novartis shall ensure that such third party is contractually obligated to honor BMTI’s rights and Novartis’ obligations with respect to those aspects of manufacturing so assigned.  Any reference to BMTI rights or Novartis obligations set forth herein with respect to the manufacturing of the Product (including, but not limited to, the rights and obligations set forth in Article 6 relating to quality and regulatory matters) shall extend to any such Assignee of Novartis.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

12.2.
Third-Party Confidentiality.  BMTI represents that its Sublicensees are contractually obligated to maintain the confidentiality of Confidential Information on terms at least as restrictive as those set forth in Article 7, and warrants that it shall use its commercially reasonable efforts to enforce such obligations.  BMTI shall provide Novartis with prompt notice of any breach of such obligations by any of its Sublicensees.  Novartis represents that any Subcontractor of the manufacture of the Product is and/or will be contractually obligated to maintain the confidentiality of Confidential Information of BMTI on terms at least as restrictive as those set forth in Article 7, and warrants that it shall use its commercially reasonable efforts to enforce such obligations. Novartis shall provide BMTI with prompt notice of any breach of such obligations by its Subcontractors.

13.	Notices.

Any notice to be given hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier (with receipt confirmed) or by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or, if given by mail, upon receipt, as follows (or to such other persons and/or addresses as may be specified in writing to the other party hereto):

If to BMTI:	With a copy to:
BioMimetic Therapeutics, Inc.	BioMimetic Therapeutics, Inc.
389 Nichol Mill Lane	389 Nichol Mill Lane
Franklin, TN 37067	Franklin, TN 37067
Attention: President and CEO	Attention: General Counsel
Facsimile: (615) 844-1281	Facsimile: (615) 844-1281

If to Novartis, to:	With a copy to:
Novartis Vaccines and Diagnostics, Inc	Novartis Vaccines and Diagnostics, Inc
4560 Horton Street	4560 Horton Street
Emeryville, CA 94608-2916	Emeryville, CA 94608-2916
Attention: Site CFO	Attention: VP, Corporate Counsel Site Head
Facsimile: +1 510 655 99 10	Facsimile: +1 617 871 89 11

14.	Miscellaneous.

14.1.
Force Majeure. Failure or delay by a party in the performance of its obligations hereunder shall be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquake, windstorm, power or utilities shortage, governmental acts, orders or restrictions, or any other cause, to the extent that the failure to perform is beyond the reasonable control and not caused by the negligence or willful misconduct of the non-performing party, provided that if such Force Majeure event extends beyond one hundred and twenty (120) days, the unaffected party may forthwith terminate this Agreement.

14.2.
Independent Contractors. The relationship of BMTI and Novartis hereunder is that of independent contractors, and nothing contained herein shall be construed (a) to give either party the power to direct or control the day-to-day activities of the other, (b) to constitute the parties as partners, joint venturers, co-owners or otherwise as participates in a joint or common undertaking or (c) to allow a party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

14.3.
Assignment. Other than as provided in Section 11.1(a), neither party may transfer or assign, whether directly or indirectly, this Agreement or its rights or obligations herein, without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that either party may transfer or assign any of its rights and obligations hereunder to any Affiliate or to any corporation or a person that acquires all or substantially all of the business or assets of such party to which this Agreement relates or pursuant to a merger or consolidation. Each party shall notify the other promptly following any such transfer, assignment, merger or consolidation. Any purported assignment in contravention of this Section 14.3 shall, at the option of the non-assigning party, be null and void. This Agreement shall be binding upon and inure to, the benefit of the parties hereto, their successors and permitted assigns.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

14.4.
Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on either party unless agreed in writing by the party to be charged. The failure of either party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

14.5.
Severability. If any provisions of this Agreement are held to be void or unenforceable in any particular country, then such void or unenforceable provisions shall be replaced in such country by valid and enforceable provisions that will achieve, as far as possible, the economic business intentions of the parties. Those provisions not held to be void or unenforceable shall remain in full force and effect, to the extent consistent with such economic business intentions

14.6.
Publicity. Except as provided in Section 7.2(e), neither party shall disclose this Agreement or any of the terms hereof to any third party, whether in writing or orally, without the prior written consent of the other party, except that either party may disclose the existence and the general subject matter, but not the financial or other terms, of this Agreement in any circumstances that such party deems desirable from a business standpoint. In addition, except as provided in Article 7, including in particular Section 7.2(e), either party may make any disclosure if but only to the extent such disclosure is, on advice of counsel, required by applicable law. The disclosing party shall use all commercially reasonable efforts to preserve the confidentiality of this Agreement and the terms hereof notwithstanding any such required disclosure and shall give the other party as much advance written notice of such required disclosure as is reasonably practicable. If either party is required to file this Agreement with the Securities and Exchange Commission or any other Regulatory Authority, such party shall apply for confidential treatment of this Agreement to the fullest extent permitted by law, shall provide the other party a copy of the confidential treatment request far enough in advance of its filing to give the other party a meaningful opportunity to comment thereon, and shall incorporate in such confidential treatment request any reasonable comments of the other party.

14.7.
No Implied Rights in Intellectual Property. Except as expressly provided herein, neither party shall have any right, title or interest in or to any patents, patent applications, know-how (whether or not patentable) or other intellectual property rights of the other party, including but not limited to rights to the other party's biological materials, manufacturing processes or formulations, analytical methods or assays.

14.8.
Governing Law. This Agreement and the performance of the parties thereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of law principles thereof.

14.9.
Dispute Resolution. Except as otherwise provided in Section 4.3, any dispute arising under this Agreement shall be submitted for resolution to the responsible executive of each party. Such executives shall endeavor, diligently and in good faith, to resolve the dispute within thirty (30) days. If the dispute has not been resolved by that time, either party may pursue its legal remedies. For the purpose of any dispute which cannot be resolved amicably, the parties hereby irrevocably submit to the exclusive jurisdiction of the ordinary courts of New York, USA, without restricting any right of appeal, and the parties hereby waive any objection which they may have now or hereafter to the laying of venue of any proceedings in said courts and to any claim that such proceedings have been brought in an inconvenient forum and further irrevocably agree that a judgment or order in any such proceedings shall be conclusive and binding upon each of them and may be enforced in the courts of any other jurisdiction.

14.10.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

14.11.
Entire Agreement. This Agreement, including the exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between BMTI and Novartis with respect to such subject matter. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NOVARTIS VACCINES AND DIAGNOSTICS, INC		BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Karl Kohrhoun	By:	/s/ Samuel E. Lynch
	Karl Kohrhoun		Samuel E. Lynch
	Chief Financial Officer, Emeryville		President and CEO

Date: December 31, 2009		Date: December 31, 2009

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ANNEX 1
QUALITY AGREEMENT AND ADDITIONAL TERMS

To be attached once finalized

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ANNEX 2 COMPENSATION

1.	Product Prices

A.	2009 Prices. Annual Product Prices will vary depending on the quantity ordered during the relevant year, as shown below. Prices for 2009 shall be as follows:

Quantity Ordered in 2008	Price
First ** grams:	$**	/ gram
Next ** grams:	$**	/ gram
Next ** or more grams:	$**	/ gram

These prices shall be adjusted annually, in accordance with § 7.10, below.

B.	Adjustment for Dosage Changes. If BMTI’s dosage for Product in all of its commercial product package configurations is less than or equal to ** mg/package, the sales price will be $**/gram.

C.	Items Included in Product Price. Product Price will include:

•	All raw materials
•	The cost of operating the Facilities
•	Performance of all in-process and release assays on each Product lot
•	Disposal of waste streams
•	Lot documentation Deliverables (QA disposition memorandum, COA and COC for Product lot)
•	Ongoing stability testing
•	Resolution of manufacturing deviations
•	Environmental monitoring
•	Staff cGMP training, routine compliance audits and routine revalidation of process and Facility equipment and systems, per SOPs
•	Project coordination and progress reports

(Any analytical tests requested by BMTI and performed by Novartis, other than Novartis’ standard COA release testing shall be charged at the Additional Services Rate.)

2.	Third Party Royalties

BMTI shall pay Novartis for third-party royalties in accordance with its License Agreements, as provided in Section 5.3 of the Agreement, including the following:

License	Royalty
Genentech Itakura/Riggs	1.0%
Genentech/WRF	1.0%
UC's Kurjan	0.5%

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.	Minimum Purchase Requirements

A.	BMTI shall purchase at least the following quantities of Product (the “Minimum Purchase Requirements”) during the Term of this Agreement:

Year	Minimum Purchase (grams)
2008	**
2009	**
2010	**
2011	**
2012	**
2013 and thereafter	**

4.	Travel

BMTI shall pay Novartis for any travel authorized by BMTI, at cost plus 15%.

5.	Additional Services

Subject to § 8, below, BMTI shall pay Novartis for any additional services approved in writing by BMTI at the rate of $**/person-hour, for services performed by Novartis, and at cost plus **%, for services performed by independent contractors (jointly, the “Additional Services Rate”).

6.	Payment Terms

Payments shall be due within ** days of BMTI's receipt of the applicable invoice.

7.	Early Termination Fee

If BMTI terminates the Agreement pursuant to Section 10.2.3(a) thereof, BMTI shall pay Novartis a non-refundable, non-creditable termination fee equal to **, within ** days of such termination.

8.	Price Adjustment

Novartis may revise the prices of the Product and the Additional Services Rate annually by any amount of increase in the United States Producer Price Index 2834 (Pharmaceutical Preparations) during the preceding year.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Annex 3 – Trading Services Procedure

1.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ANNEX 4

HEALTH, SAFETY & ENVIRONMENTAL
PROTECTION POLICY

1.
NOVARTIS agrees to use commercially reasonable endeavours to comply in all respects with the applicable laws and regulations on health, safety and environmental protection and with generally accepted standards of health, safety and environmental protection.

2.	The persons engaged in performing the manufacture shall have adequate training in health, safety and environmental protection issues associated with handling hazardous materials.

3.
NOVARTIS agrees that it will use commercially reasonable endeavours to ensure that all waste will be disposed of in compliance with all applicable laws and regulations, and that discarded printed material and products are not illegally used.

4.	NOVARTIS shall use commercially reasonable endeavours to handle and store all materials used to perform the manufacture under suitable containment conditions.

5.
NOVARTIS shall use commercially reasonable endeavours to handle and store any materials used to perform the services with caution and prudence, since not all of the characteristics are necessarily known.

6.	NOVARTIS shall under no circumstances administer to any humans or animals any of the materials used to perform the manufacture.

7.	NOVARTIS shall inform BMTI without delay of any serious safety, health and/or environmental issues which are relevant to the performance of the manufacture or to the Materials.

8.
NOVARTIS shall be fully liable with respect to any claim (whether from private parties or from public bodies), which may arise from NOVARTIS’ failure to meet applicable occupational health, safety or environmental protection laws and/or regulations.

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.